EXHIBIT 10.13

                              EMPLOYMENT AGREEMENT


     AGREEMENT made this 26th day of May 1993, by and between TBWA INTERNATIONAL B.V., a corporation organized under the laws of the Netherlands (the "Company"), and WILLIAM G. TRAGOS (the "Executive").

                             W I T N E S S E T H :

     WHEREAS, entering into this Agreement is a condition of closing under that certain Stock Purchase Agreement of even date herewith (the "Purchase Agreement"), whereby Omnicom Group Inc. ("Omnicom"), acquired all the issued and outstanding shares of capital stock of the Company;

     WHEREAS, the Company and the Executive wish to set forth the terms and conditions of the Executive's continued employment by the Company; and

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Employment

     The Company agrees to employ the Executive for the Term specified in paragraph 2, and the Executive agrees to accept such employment upon the terms and conditions hereinafter set forth.

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     2. Term

     Subject to the terms and conditions of this Agreement, this Agreement shall be for a term commencing on the date hereof and expiring on the close of business on May 31, 1998 (the "Initial Term"); provided, however, this Agreement shall continue thereafter unless and until either party shall give to the other at least one year's written notice of termination (the Initial Term and the period, if any, thereafter, are collectively referred to as the "Term"). Such notice of termination shall specify the date of termination (which may not be earlier than May 31, 1998 and may be given before, on or after May 31, 1998). The Company shall have the right after the completion of the Initial Term at any time during such notice period to relieve the Executive of his office, duties and responsibilities and to place him on a paid leave-of-absence status, provided that during such notice period the Executive shall remain a full-time employee of the Company and shall continue to receive his direct salary compensation and other benefits as provided in this Agreement.

     3. Duties and Responsibilities

     (a) During the Term, the Executive shall hold the position of Chairman and Chief Executive Officer of the Company and, in addition, the Executive shall serve as the principal executive officer of the group of companies owned, directly or indirectly, by the Company (the "Company Group") and have the additional title of Chairman and Chief Executive Officer of the Company Group. The Executive may serve as a director and/or an officer of one or more companies within the Company Group.

     (b) The Executive shall perform such executive duties and responsibilities as may be assigned to him from time to time by or under authority of the Board of Directors of the Company or the Chief Executive Officer of Omnicom, consistent with his positions as designated in clause (a) above, and in the




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absence  of  such  assignment,  such  duties  customary  to such  office  as are necessary to the operations of the Company and the Company Group. In furtherance of the foregoing and not in limitation thereof, the Executive shall have primary responsibility and authority (subject to the terms of this Agreement) for the
general  management,   administration  and  long-term  planning  and  day-to-day
operations of the Company Group, including without limitation (i) development and implementation of an annual profit plan for the Company Group, (ii) liaison between the Company Group and Omnicom, (iii) selection, review and evaluation of key personnel within the Company Group (it being understood that all such key personnel shall report to the Executive or other executives designated by him),
(iv) determination of the compensation for the key personnel within the Company Group, subject to the Omnicom "Grant of Authority" limitations and the then current profit plan of the Company Group, (v) coordination of the various companies within the Company Group to the end that the Company Group operates as a coordinated network and not as separate offices, and (vi) the exclusive right and obligation to take such action under the Company's Management Incentive Plan as is required of the Chief Executive Officer of the Company under the terms of such Plan. The Executive shall use all reasonable efforts to perform his duties and responsibilities in a manner consistent with the policies set forth in Omnicom's "Grant of Authority" as from time to time in effect and the parameters of the then-current profit plan of the Company Group, and to insure that the Company Group complies on a timely basis with all budgetary and reporting requirements reasonably requested by Omnicom. The Executive shall report to the Chief Executive Officer of Omnicom at such times and in such detail as Omnicom's Chief Executive Officer shall reasonably require. The Executive further agrees that consistent with the practice of the chief executive officers of the other international networks within Omnicom, he shall consult with the Chief Executive Officer of Omnicom regarding significant transactions, developments and future



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plans of the Company Group and shall  consider the viewpoint and requests of the
Chief Executive Officer of Omnicom relating thereto before implementing action in respect thereof.

     (c) The Executive's employment under this Agreement shall be full-time and exclusive, and during the Term, the Executive agrees that he will (i) devote all his business time and attention, his best efforts, and all his skill and ability (collectively, "best efforts") to promote the interests of Omnicom and the Company Group, (ii) use his best efforts to carry out his duties in a competent and professional manner and (iii) use his best efforts to work with other employees of the Company Group and Omnicom in a competent and professional manner. During the Term it shall not be a violation of this Agreement for the Executive to (i) serve on civic or charitable boards or committees, (ii) perform speaking engagements and (iii) manage his personal passive investments, as long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with the terms of this Agreement.

     (d) The Executive shall be based at the offices of the Company's subsidiary in New York City, subject to necessary travel requirements of his position and duties hereunder.

     4. Compensation

     (a) As compensation for services hereunder (including without limitation serving as a director and/or officer of companies within the Company Group), and in consideration of his agreement not to compete as set forth in paragraph 8 below, during the Term, the Executive shall be paid salary compensation and/or director fees at an aggregate annual rate of $570,000, or such greater amount as may be established by or under the authority of the Chief Executive Officer of




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Omnicom in  accordance  with the review policy  applicable  to senior  executive officers of other Omnicom companies (currently every 18 months). Such salary and director fees may be allocated among and paid by the members of the Company Group for whom the Executive shall perform services hereunder as from time to time determined.

     (b) During the Term the Executive shall be eligible to receive annual bonus compensation from the various members of the Company Group in accordance with the terms of their Profit Performance Bonus programs. In addition, the Executive shall be eligible to participate in the Company's Management Incentive Plan and to receive such awards as may be allocated to him thereunder in accordance with the terms of such Plan. The Executive agrees that any amounts allocated to the Executive under the Profit Performance Bonus programs and/or the Management Incentive Plan shall be subject to the prior approval of the Chief Executive Officer of Omnicom (which approval shall be based upon the financial performance of the Company Group without reference to Omnicom's overall financial performance, the Executive's personal performance and the amount of the allocations to the Executive under such Bonus programs and Management Incentive Plan as compared to the other participants in such Bonus programs and Plan).

     5. Expenses; Fringe Benefits

     (a) The Company agrees to pay or to reimburse and/or cause members of the Company Group to pay or to reimburse the Executive during the Term for all reasonable, ordinary and necessary vouchered business or entertainment expenses incurred in the performance of his services hereunder in accordance with the policies of the Company and Company Group as from time to time in effect. In furtherance of such policies, the Executive, as a condition precedent to obtaining such payment or reimbursement, shall provide to the Company any and all statements, bills or receipts evidencing the travel or out-of-pocket




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expenses for which the Executive seeks payment or  reimbursement,  and any other information or materials, as the Company may from time to time reasonably require.

     (b) During the Term the Executive shall be entitled to participate in (i) the group medical, dental and life insurance program, profit sharing plan, 401(k) plan, long-term disability plan, and other fringe benefits as are now, or hereafter may be, established by the Company's subsidiary, TBWA Advertising Inc., for the benefit of its employees generally or its executive officers and
(ii) the fringe benefits of other members of the Company Group for which he performs services, as from time to time determined; subject, however, in each case under (i) or (ii) to the eligibility and other provisions of the various benefit plans and programs in effect from time to time and without duplication of benefits; provided, however, that the Executive's participation in the medical, insurance and retirement benefits of the Company's French subsidiary on the same bases as such benefits are currently in effect shall not be deemed duplicative for the purposes hereof. In furtherance of the foregoing, as long as the Executive is employed by the Company, it is agreed that:

               (i) TBWA Advertising Inc. will provide the Executive for his business use with an automobile of the Executive's choosing and shall pay all expenses in connection with the leasing, insuring, maintaining and garaging such automobile (the "Auto Costs"), at an annual cost not to exceed $9,000; provided, however, at the expiration of his current automobile lease, such lease shall be replaced by a monthly automobile allowance of $750 per month to cover all Auto Costs;



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               (ii) TBWA Advertising Inc. shall reimburse the Executive annually for financial planning and tax preparation assistance in an amount not to exceed $5,000;

               (iii) TBWA Advertising Inc. shall reimburse the Executive for the dues of a club to be used for business purposes in an amount not to exceed $5,000;

               (iv) Within 30 days after the date hereof,  the Executive will be offered an Executive Salary Continuation Plan Agreement in the form of Exhibit A hereto with a 50% salary limitation (it being agreed that the determination of the Executive's "Participation" under the Executive Salary Continuation Plan Agreement shall be made on a basis consistent with the basis that the determinations are made for other executives of comparable position and responsibility who also participate in the Plan);

               (v) TBWA Advertising Inc. shall continue in existence (x) the Collateral Assignment Split Dollar Agreement dated October 12, 1984 and (y) the Deferred Compensation Agreement dated October 12, 1984; provided, however, that no further premium payments shall be made by TBWA Advertising Inc. or any other company within the Company Group in respect of the insurance policy subject to the Collateral Assignment Split Dollar Agreement and (z) the Retirement Income Agreement dated May 26, 1993.

     (c) The Executive shall be entitled to four weeks paid vacation during each full calendar year of the Term, to be taken at such time(s) as shall not, in the reasonable judgment of the Board of Directors of the Company, materially




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interfere with the Executive's fulfillment of his duties hereunder, and shall be entitled to as many holidays, sick days and personal days as are in accordance with the policy of TBWA Advertising Inc. then in effect for its executive employees.

     (d) If at any time after five "Years of Service" (as such term is defined in the Omnicom Executive Salary Continuation Plan Agreement attached to the Agreement as Exhibit A) the Executive's employment with the Company terminates for any reason other than "cause" (as defined in paragraph 6 below), the Company shall pay the Executive severance compensation in an amount equal to 50% of his then annual rate of salary and director fee compensation. Such payment shall be made in a lump sum payment within 30 days after the effective date of the Executive's termination of employment. The payment under this paragraph 5(d) shall not be deemed a Post-Employment Payment under paragraph 6 of Section IV of the Omnicom Executive Salary Continuation Plan Agreement.

     6. Discharge by Company

     The Company, by direction of its Board of Directors or the Chief Executive Officer of Omnicom, shall be entitled to terminate the Term and to discharge the Executive for "cause", and in such event, the Executive's right to receive any unearned, non-vested or non-accrued compensation hereunder from the Company shall then terminate. The term "cause" shall be limited to the following grounds:

               (a) The Executive's failure or refusal to perform his duties and responsibilities as set forth in paragraph 3 hereof, or the failure of the Executive to devote all his business time and attention exclusively to the business and affairs of the Company Group in accordance with the terms hereof, in each case if such failure or




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          refusal continues after written warning to the Executive;

               (b) The willful misappropriation of the funds or property of any member of the Company Group;

               (c) Excessive use of alcohol or use of illegal drugs, interfering with performance of the Executive's obligations under this Agreement, continuing after written warning;

               (d) Indictment or conviction of a felony or of any crime involving moral turpitude, fraud or theft;

               (e) The commission by the Executive of any willful or intentional act having the effect, or likely to have the effect, of materially injuring the reputation, business or business relationships of a member of the Company Group;

               (f) Any material breach (not covered by any of the clauses (a) through (e)) of any of the provisions of this Agreement, if such breach is not cured within 10 days after written notice thereof to the Executive by the Company; and

               (g) Resignation by the Executive of his position with the Company.

In any case where warning or notice to the Executive is required under this paragraph 6, such warning or notice shall identify with reasonable specificity the conduct relied upon as a basis for such warning or notice.




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     7. Disability; Death

     (a) In the event the Executive shall be unable to perform his duties hereunder at the offices of the Company by virtue of illness or physical or mental incapacity or disability (from any cause or causes whatsoever) in substantially the manner and to the extent required hereunder prior to the commencement of such disability (all such causes being herein referred to as "disability") and the Executive shall fail to perform such duties for periods aggregating 120 days, whether or not continuous, in any continuous period of 180 days, the Company shall have the right to terminate the Executive's employment hereunder as at the end of any calendar month upon 30 days prior written notice to him. In such event, the Executive shall be entitled to receive when otherwise payable his then salary compensation and director fees and benefits accrued to the effective date of termination.

     (b) In case of the death of the Executive, this Agreement shall terminate and the Company shall be obligated to pay to the Executive's estate when otherwise payable his then salary compensation and director fees and benefits accrued to the end of the month in which such death occurred.

     8. Non-Competition and Protection of Confidential Information

     (a) The Executive agrees that his services hereunder are of a special, unique, extraordinary and intellectual character, and his position with the Company Group places him in a position of confidence and trust with the clients and employees of the Company Group. The Executive also acknowledges that the clients serviced by the various members of the Company Group are located throughout the world and that the Executive will render services to clients of various members of the Company Group. The Executive further acknowledges that the rendering of services to the clients of the Company Group necessarily requires the disclosure of confidential information and trade secrets of the



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Company Group (such as without limitation,  marketing plans,  budgets,  designs, client preferences and policies, and identity of appropriate personnel of clients with sufficient authority to influence a shift in suppliers). The Executive and the Company agree that in the course of employment hereunder, the Executive has and will continue to develop a personal acquaintanceship and relationship with the clients of the Company Group, and a knowledge of those
clients'  affairs  and  requirements.   The  Executive   acknowledges  that  the
relationships of the Company Group with its established clientele may therefore be placed in the Executive's hands in confidence and trust, and the Executive consequently agrees that it is reasonable and necessary for the protection of the goodwill and business of the Company Group that the Executive make the covenants contained herein. Accordingly, the Executive agrees that while he is in the Company's employ and for a two year period thereafter, he shall not in any country in which a member of the Company Group conducts business, except on behalf of the Company Group, directly or indirectly and regardless of the reason for his ceasing to be employed by the Company:

               (i) attempt in any manner to solicit from any client business of the type performed by the Company Group or to persuade any client of the Company Group to cease to do business or to reduce the amount of business which any such client has customarily done or contemplates doing with a member of the Company Group, whether or not the relationship between the Company Group and such client was originally established in whole or in part through his efforts; or

               (ii) employ or attempt to employ or assist anyone else to employ any person who is then or at any time during the preceding year was an employee of or consultant to a member of the Company Group; or




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               (iii)  render  to or for any  client  of the  Company  Group  any services of the type rendered by the Company Group.

As used in this paragraph 8, the verb "employ" shall include its variations, for example, retain, engage or conduct business with; the term "Company Group" shall include the Company and all members of the Company Group; and the term "client" shall mean (1) anyone who is a client of any member of the Company Group at the time of the termination of the Executive's employment or, if the Executive's employment shall not have terminated, at the time of the alleged prohibited conduct; (2) anyone who was a client at any time during the two year period immediately preceding the termination of the Executive's employment or, if the Executive's employment shall not have terminated, during the two year period immediately preceding the alleged prohibited conduct; and (3) any prospective clients to whom any member of the Company Group had made a formal presentation (or similar offering of services) within the one year period immediately preceding the termination of the Executive's employment, or if the Executive's employment with the Company shall not have terminated, within the one year period immediately preceding the alleged prohibited conduct.

     (b) The Executive also agrees that he will not at any time (whether during the Term or after termination of this Agreement), disclose to anyone any confidential information or trade secret of the Company Group or any client of the Company Group, or utilize such confidential information or trade secret for his own benefit, or for the benefit of third parties and all memoranda, notes, records or other documents compiled by him or made available to him during the Term concerning the business of the Company Group and/or its clients shall be the property of the Company and shall be delivered to the Company on the termination of his employment or at any other time upon request; provided,




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however,  the  foregoing  shall not be deemed  to  impose on the  Executive  any requirement to retain the same.

     (c) If the Executive commits a breach or is about to commit a breach, of any of the provisions of (a) or (b) above, the Company shall have the right to have the provisions of this Agreement specifically enforced by any court having equity jurisdiction without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company Group and that money damages will not provide an adequate remedy to the Company Group. In addition, the Company may take all such other actions and remedies available to it under law or in equity and shall be entitled to such damages as it can show it has sustained by reason of such breach.

     (d) The parties acknowledge that the type and periods of restriction imposed in the provisions of (a) and (b) above, are fair and reasonable and are reasonably required for the protection of the Company and the goodwill associated with the business of the Company Group acquired by Omnicom in connection with the purchase of capital stock of the Company; and that the time scope, geographic area and other provisions of this paragraph 8 have been specifically negotiated by sophisticated commercial parties and are given as an integral part of the transactions contemplated by the Purchase Agreement. If any of the covenants in (a) or (b) above, or any part thereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions. If any of the covenants contained in (a) or (b), or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or




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areas of such provision and, in its reduced form,  said provision  shall then be enforceable. The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in (a) and (b) above upon the courts of any jurisdiction within the geographical scope of such covenants. In the event that the courts of any one or more of such jurisdictions shall hold such covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other jurisdictions within the geographical scope of such covenants, as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

     9. Intellectual Property

     During the Term, the Executive will disclose to the Company all ideas, inventions and business plans developed by him during such period which relate directly or indirectly to the Company's business or any of its subsidiaries or affiliates, including without limitation, any process, operation, product or improvement which may be patentable or copyrightable. The Executive agrees that such will be the property of the Company and that he will at the Company's reasonable request and cost do whatever is necessary to secure the rights thereto by patent, copyright or otherwise to the Company.

     10. Enforceability

     The failure of either party at any time to require strict compliance or performance by the other party of any provision hereunder or the failure to assert any right hereunder shall in no way be deemed to be a waiver of that provision or affect the right of that party thereafter to enforce the same, nor shall it affect any other party's right to enforce the same, or to enforce any




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of the other provisions in this Agreement;  nor shall the waiver by either party of the breach of any provision hereof be taken or held to be a waiver of any subsequent breach of such provision or as a waiver of the provision itself.

     11. Assignment

     This Agreement is a personal contract and the Executive's rights and obligations hereunder may not be sold, transferred, assigned pledged or hypothecated by the Executive. The rights and obligations of the Company hereunder shall be binding upon and run in favor of the successors and assigns of the Company.

     12. Severability

     In the event any provision of this Agreement is found to be void and unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement shall nevertheless be binding upon the parties with the same effect as though the void or unenforceable part had been severed and deleted.

     13. Life Insurance

     The Executive agrees that the Company shall have the right to obtain life insurance on the Executive's life, at the Company's sole expense and with the Company as the sole beneficiary thereof. The Executive shall (a) cooperate fully with the Company in obtaining such life insurance, (b) sign any necessary consents, applications and other related forms or documents and (c) take any required medical examinations.

     14. Notices

     Any notice, request, instruction or other document to be given hereunder by




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either  party  hereto  to the  other  shall be in  writing  and  shall be deemed effective (a) upon personal delivery, if delivered by hand, (b) three days after the date of deposit in the mails, if sent by registered or certified mail, return receipt requested, or the next business day if sent by facsimile transmission or by overnight courier service, and in each case of mailing, postage prepaid and at the respective addresses or numbers set forth below or such other address or number as such party may have fixed by notice:

         If to the Executive, addressed to:

                 William G. Tragos
                 44 Calhoun Drive
                 Greenwich, Connecticut 06831

         If to the Company, addressed to:

                 Omnicom Group Inc.
                 437 Madison Avenue
                 New York, New York 10022
                 Attention:  Chief Executive Officer

     15. No Conflict

     The Executive represents and warrants that he is not subject to any agreement, instrument, order, judgment or decree of any kind, or any other restrictive agreement of any character, which would prevent him from entering into this Agreement or which would be breached by the Executive upon his performance of his duties pursuant to this Agreement.

     16. Miscellaneous

     (a) The Company and/or the applicable members of the Company Group may withhold from any amounts payable under this Agreement such Federal, state,




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local or  foreign  taxes  as may be  required  to be  withheld  pursuant  to any applicable law or regulation.

     (b) This Agreement represents the entire agreement between the Company and the Executive with respect to the subject matter hereof, and all prior agreements relating to the employment of the Executive, written or oral, are nullified and superseded hereby, including without limitation, the Service Agreement between the Executive and the Company dated August 7, 1991.

     (c) This Agreement may not be orally cancelled, changed, modified or amended, and no cancellation, change, modification or amendment shall be effective or binding, unless in writing and signed by both parties to this Agreement.

     (d) The headings contained in this Agreement are for reference purposes only, and shall not affect the meaning or interpretation of this Agreement.

     (e) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to principles of conflict of laws.

     (f) Except as provided in section 8(c) above, any and all disputes arising out of or related to this Agreement shall be determined by arbitration in accordance with the rules of the American Arbitration Association in the City of New York, and judgment upon decision by the arbitrator may be entered in any court having jurisdiction thereof. Liability for costs of the arbitration and related reasonable attorneys' fees and expenses of the parties shall be as specified in the arbitration award, and the arbitrator is expressly authorized and directed to take into account the relative merits of the positions of the respective parties in allocating such costs, fees and expenses.

     IN WITNESS WHEREOF, the parties have set their hands and seals on and as of the day and year first above written.


                                  TBWA INTERNATIONAL B.V.

                                  By
                                    ----------------------------


                                    ----------------------------
                                    William G. Tragos

                                                                   EXHIBIT A TO
                                                           EMPLOYMENT AGREEMENT

                               OMNICOM GROUP INC.

                  EXECUTIVE SALARY CONTINUATION PLAN AGREEMENT


       Agreement made the 24th day of June, 1993 by and between Omnicom Group Inc., a New York corporation, its place of business at 437 Madison Avenue, New York, New York 10022, and William G. Tragos ("Participant"), an employee of TBWA International B.V., a subsidiary of Omnicom Group Inc.


I.     Purpose of the Plan.

The purpose of the 1988 Executive Salary Continuation Plan (the "Plan") is to further the growth of Omnicom Group Inc. by offering a benefit to encourage experienced executives to enter the employ of Omnicom Group Inc. or one of its Subsidiary companies, and to encourage key executives to remain in the employ of Omnicom or a Subsidiary company.


II.    Definitions.

The following terms shall have the meaning set forth below:

       1. "Company" means Omnicom Group Inc.

       2. "Subsidiary" means any company in which the Company holds, directly or indirectly, fifty percent (50%) or more of its outstanding voting stock.

       3. "Affiliate" means any company in which the Company holds, directly or indirectly, not less than twenty percent (20%) but not more than forty nine percent (49%) of its outstanding voting stock.

       4. "Employer" means the Company or a Subsidiary.

       5. "Employer Group" means the Company and all Subsidiaries.

       6. "Committee" means the Compensation Committee of the Board of Directors of the Company, or if there should be no Compensation Committee means a committee of not less than three members of the Board of Directors of the Company none of whom shall, while serving as a member of the committee, be eligible to participate in the Plan.

       7. "Participant" means an employee of the Employer recommended by the Chief Executive Officer of the Company and approved by the Committee as a participant in the Plan.

       8. "Beneficiary" means any person, persons, entity or entities designated in writing by the Participant to the Company to receive payment, if any, to be made hereunder following the death of the Participant, and in the absence of such designation, means (i) the Participant's surviving spouse, while living, and (ii) if there be no surviving spouse or upon the death of the surviving spouse, then to the estate of the Participant.

       9. "Participation" means the highest percentage of the annual net profits of the Company specified by the Company and communicated to the Participant in writing by the President, Chief Financial Officer or the Secretary of the Company.

       10.(a) "Net profits of the Company" means the consolidated net profits of the Company for a calendar year determined in accordance with its then current accounting procedures and practices before deducting any United States income tax applicable to its taxable income for such year. In determining net profits of the Company, the following shall apply:

            (i) dividends from Subsidiaries and Affiliates shall be excluded from income;

            (ii)  the   Company's   interest  in  the  net  profit  or  loss  of
       Subsidiaries and Affiliates before deducting any United States or foreign national income tax shall be included in income;

            (iii) any liability to make payments or payments made under this document or under like documents with others shall not be deducted as an expense;

            (iv) the premiums for and the proceeds of life insurance policies payable to the Company and/or a Subsidiary shall not be deducted as an expense or included in income, as the case may be;

            (v) the aggregate amount, if any, by which employee compensation (salary, bonus, service awards, stock awards and the like, but excluding contributions to pension and/or deferred profit sharing plans) paid or accrued in respect of a calendar year by the Company and its Subsidiaries exceeds fifty-two (52%) percent of such year's consolidated gross income of the Company (income from all sources except for dividends from Subsidiaries and Affiliates, and before adjustments, if any, resulting from efficiency incentive compensation arrangements with clients) shall not be deducted as an expense; and

            (vi) in respect of each calendar year commencing with calendar year 1989, the aggregate amount, if any, by which interest and other charges for the borrowing of funds paid or accrued in respect of a calendar year by the Company and its Subsidiaries ("Debt Service") exceeds the Allowable Debt Service for the subject year shall not be deducted as an expense; for purposes hereof "Allowable Debt Service" means (A) for calendar year 1988 the actual Debt Service for such year, (B) for calendar year 1989, the Allowable Debt Service for calendar year 1988 increased by 20% or increased by the percentage increase, if any, in the actual Debt Service for 1989 over the actual Debt Service for 1988, whichever results in the lower amount, and (C) for each calendar year subsequent to calendar year 1989, the Allowable Debt Service for the immediately preceding calendar year increased by 20% or increased by the percentage increase, if any, in the actual Debt Service for the subject calendar year over the actual Debt Service for the immediately preceding calendar year, whichever results in the lower amount.

       (b) The Company, upon its own initiative may, or shall upon receipt of written demand from the Participant or the Beneficiary, as the case may, designate a firm of public accountants, which may or may not be the firm of accountants regularly employed by the Company to verify the Company's determination of net profits of the Company, and to determine any question arising in the course of such verification not herein specifically provided for.

The determination by such firm of public accountants shall be binding and conclusive. In computing net profits of the Company, the public accountants shall conform to the accounting procedures and practices of the Company as modified by the provisions of subparagraph (a) of this Section 10. A condition of the right to demand verification as aforesaid is that the person requesting verification shall reimburse the Company to the extent of one-half of the cost of the services of such public accountants, and, at the request of the Company and before the accountants shall have commenced the verification work, shall pay to the Company one-half of the cost of the services of the said accountants as estimated by them.

       11.(a) "Year of Service" means each consecutive period of 365 days the Participant is in the continuous employ of a member or members of the Employer Group. For purposes of this Section, "continuous employ of members of the Employer Group" means consecutive employment by members of the Employer Group without interruption by reason of self-employment or employment by a third party employer, except as provided in Section 11 (b)(ii) below.

       (b) A Participant shall be in the employ of the Employer regardless of absences by reason of:

            (i) sick leave, vacation leave, maternity leave or other special leave approved by the Employer which does not exceed 6 months, provided the Participant returns to work for the Employer not later than the expiration date of the authorized leave of absence; and

            (ii) time spent in the service of others at the request of, or with the approval of, the Employer, provided the Participant returns to work for the Employer within 15 days following cessation of work for such other party.

       12. "Salary" means the base salary paid by the Employer, excluding all other forms of compensation, such as bonuses, special awards, severance pay, contributions under benefit plans, and the compensatory elements of stock awards. The payroll records of the Employer shall be conclusive and binding on the Participant, the Beneficiary and the Employer as to the salary of the Participant. "One year's salary" shall mean the highest annual rate of salary at which the Participant was paid by the Employer at any time within five (5) years of the termination of the Participant's employment giving rise to the Company's obligation to make payments under Article IV hereof.

       13. "Salary Limitation" means the highest percentage of one year's salary, which may not exceed 50%, specified by the Company and communicated to the Participant in writing by the President, Chief Financial Officer or the Secretary of the Company.

       14. "Disability" means the inability of the Participant, by reason of physical condition, mental illness or accident, to perform substantially all of the duties of the position at which he was employed by the Employer when such disability commenced.

       15.  "Cause"  means  the  Participant's   misconduct   involving  willful
malfeasance, such as breach of trust, fraud or dishonesty.

       All determinations as to "Disability" or "Cause" shall be made by the Board of Directors of the Employer, after a hearing at which the Participant may be present, and the determination by the Board of Directors shall be final and conclusive.


III.   Employment Is Unrestricted.

       Nothing herein contained shall be deemed to give the Participant the right to remain in the employ of the Employer or to interfere with the right of the Employer to terminate the Participant's employment at any time, nor to give the Employer the right to require the Participant to remain in its employ or to interfere with the Participant's right to terminate employment at any time.


IV.    Compensation.

       1. In the event (a) the Participant dies while in the employ of the Employer, (b) the Employer determines, in the manner provided in Article II,
Section 14 hereof, that the Participant is disabled and the employment of the Participant is terminated by the Employer by reason of Disability, (c) the Participant, after 5 Years of Service, terminates his or her employment with the Employer for a reason other than to enter the employ of another member of the

Employer Group or (d) the employment of the Participant is terminated by the Employer for a reason other than Cause, then upon the happening of any such event the Company, subject to all the terms and conditions hereof, shall become obligated to pay to the Participant, or to the Beneficiary if the obligation arises under (a) above, each year, for the number of consecutive calendar years determined in accordance with the schedule on page 8 hereof, an amount equal to the lesser of (i) the Salary Limitation applied to one year's salary, or (ii) the Participation applied to the net profits of the Company for the calendar year immediately preceding the calendar year of payment, subject to adjustment as provided in Sections 3, 4 and 5 of this Article.

       2. The first calendar year of payment, if any, shall be the second calendar year following the calendar year in which the event that gave rise to the Company's obligation to pay occurred. If, however, such event is the death of the participant while in the employ of the Employer, the first calendar year of payment shall be the first calendar year following the calendar year in which the Participant's death occurred. Payment shall be made by the Company in each calendar year of payment during the first ninety (90) days of the subject calendar year.

       3.(a)In the event of the Participant's death after the occurrence of an event described in (b), (c) or (d) of Section 1 of this Article and before the Participant has received payment(s) for all calendar years in respect of which the Company is obligated to make payment hereunder ("Payment Period"), the Company shall thereafter be obligated to make an annual payment to the Beneficiary during the Payment Period or the remainder thereof, as the case may be, equal to seventy five (75%) percent of the amount which the Company would have been obligated to pay to the Participant had the Participant lived to receive all payments.

       (b) In the event of the Participant's death while in the employ of the Employer, the Company shall be obligated to make an annual payment to the Beneficiary in the same manner and to the same extent as provided in (a) of this
Section 3.

       (c) The Company may, at any time and from time to time, seek to fund, in whole or in part, its obligation under this Section 3 by applying for insurance on the life of the Participant. The Participant shall, if requested in writing by the Company, undergo a physical examination for such purpose by medical examiners designated by the Company, and if the Participant should fail or refuse to undergo such physical examination the Company shall have the right to terminate its obligation under this Section 3 by giving written notice of such termination to the Participant.

       4. If the employment of the Participant is terminated by reason of an event occurring under (c) of Section 1 of this Article, and at the effective date of such termination (i) the Participant's chronological age is less than 60 and (ii) the Participant has not accumulated 20 Years of Service, the annual payment the Participant would have been entitled to receive under said Section 1 ("Proposed Payment") shall be reduced to an amount resulting from multiplying the Proposed Payment by a fraction the numerator of which is the Participant's Years of Service at the effective date of such termination and the denominator of which is 20. The Committee may, in its absolute discretion, waive this provision or reduce the number of the denominator in said fraction if it decides such action would be in the best interest of the Company and equitable to the Participant or the Beneficiary.

       5. If during any period of twenty-four consecutive months assets of the Company are sold or otherwise disposed of having a value or aggregate value of thirty (30%) percent or more of the total assets of the Company as at the commencement date of said period ("Disposal Transaction"), then beginning with the calendar year in which the Disposal Transaction occurs the amount of the annual payments the Company may be obligated to make under the provisions of
Section 1 of this Article shall be the Salary Limitation applied to one year's salary. If the asset sold or disposed of is stock of a Subsidiary, the value of the total assets, not net assets, of the Subsidiary shall be used for purposes of this Section 4.


                           Number of Years of Payment
     Years of Service
Age at
Termination   1   2   3   4   5   6   7   8   9   10   11   12   13   14   15   16   17   18   19   20   21   22   23   24   25
        30                            1   1   1    2    2
        31                            1   1   1    2    2    2
        32                            1   1   1    2    2    3
        33                            1   1   2    2    2    3    3
        34                            1   2   2    2    3    3    3    4
        35                        1   1   2   2    3    3    3    4    4    4
        36                        1   1   2   2    3    3    3    4    4    4    5
        37                        1   1   2   3    3    4    4    4    5    5    5    6
        38                        1   2   3   3    4    4    4    5    5    5    6    6    6
        39                        1   2   3   3    4    4    4    5    5    5    6    6    6    7
        40                    1   1   2   3   3    4    4    5    5    5    6    6    6    7    7    7
        41                    1   1   2   3   4    4    4    5    5    5    6    6    6    7    7    7    8
        42                    1   2   2   3   4    4    5    5    5    6    6    6    7    7    7    8    8    8
        43                    1   2   2   3   4    5    5    5    6    6    6    7    7    7    8    8    8    9    9
        44                    1   2   2   3   4    5    5    5    6    6    6    7    7    7    8    8    8    9    9    9
        45                 1  1   2   3   4   4    5    5    5    6    6    6    7    7    7    8    8    8    9    9    9   10
        46                 1  1   2   3   4   4    5    5    6    6    6    7    7    7    8    8    8    9    9    9   10
        47                 1  2   2   3   4   5    5    6    6    6    7    7    7    8    8    8    9    9    9   10
        48                 1  2   3   4   5   5    6    6    6    7    7    7    8    8    8    9    9    9   10
        49                 1  2   3   4   5   5    6    6    7    7    7    8    8    8    9    9    9   10
        50             1   1  2   3   4   5   6    6    7    7    7    8    8    8    9    9    9   10
        51             1   2  3   4   5   6   6    7    7    7    8    8    8    9    9    9   10
        52             1   2  3   4   5   6   6    7    7    8    8    8    9    9    9   10
        53             1   2  3   4   5   6   7    7    8    8    8    9    9    9   10
        54             1   2  3   4   5   6   7    8    8    8    9    9    9   10
        55      0  1   2   3  4   5   6   7   8    8    8    9    9    9   10
        56      0  1   2   3  4   5   6   7   8    8    8    9    9    9   10
        57      0  1   2   3  4   5   6   7   8    8    9    9    9   10
        58      0  1   2   3  4   5   6   7   8    8    9    9    9   10
        59      0  1   2   3  4   5   6   7   8    8    9    9   10
        60      0  1   2   3  4   5   6   7   8    8    9    9   10
       and
        up


     6. The amount payable hereunder by the Company in respect of each calendar year of the Payment Period shall be reduced by the amount of the payment(s) to be made to the Participant or his successor in interest in respect of the same calendar year (i) under the Retirement Income Agreement between the Participant and TBWA Advertising, Inc. made as of May 26, 1993, a copy of which is attached hereto as Exhibit A, and (ii) under other agreements or arrangements, if any, between the Participant and one or more members of the Employer Group providing for payments to the Participant or his successor in interest following cessation of Participant's employment ("Post-Employment Payments"). If and to the extent Post-Employment Payments are to be made in respect of a period of time following the expiration of the Payment Period, the amount payable by the Company hereunder shall be further reduced by the present value of such Post-Employment Payments being applied to the earliest calender year(s) of the Payment Period in respect of which a payment is to be made after giving effect to the reductions provided for in (i) and (ii) above. For purposes hereof, Post-Employment
Payments shall not include (i) severance pay provided for in the employment agreement between the Participant and TBWA International B.V. made as of May 26, 1993, (ii) deferred compensation provided for in the Deferred Compensation Agreement between the Participant and TBWA Advertising Inc. dated October 12, 1984, (iii) payments under a plan for the payor's executive officers approved by the Company that augments a benefit provided for in an employee benefit plan,
(iv) payments under an agreement financed, in whole or in part, by the Participant to the extent such payments are attributable to the financing provided by the Participant, and (v) payments under a pension, profit-sharing or savings plan which qualifies for favorable tax treatment under the United States Internal Revenue Code.


V.     Company's   Payment   Obligation   Conditional  on   Participant's
       Refraining   from   Competitive  and  Harmful   Activities   After
       Severance of Employment.

       It is a condition of the Company's obligation to make payments hereunder that from the date of the occurrence of an event described in (b), (c) or (d) of
Section 1 of Article IV hereof that shall have given rise to the obligation to pay and until the close of the last calendar year in respect of which the Participant may become entitled to receive payments hereunder:

       (a) that the Participant shall not, directly or indirectly, engage in, nor become employed by or otherwise associated with any persons or entities engaged in, business of the same nature as or competitive with the business engaged in, at the time of Participant's severance of employment, by the Participant's Employer ("Protected Business") in (i) the United States and (ii) any other country in which at the time of Participant's severance of employment the Employer holds, directly or indirectly, more than fifty percent (50%) of the voting stock or its equivalent of an entity engaged in the same or a related business as that of the Employer; and the Participant shall not make any financial investment, direct or indirect, in any sole proprietorship or entity engaged in the same business as that of the Employer at the time of Participant's severance of employment ("Protected investment"), provided nothing herein shall prohibit the purchase of less than a controlling interest in publicly traded securities of any such entity for bona fide investment only;

       (b) that the Participant shall not willfully engage in any activity which is harmful to the interest of the Company.

       The determination of (i) whether a business is of the same nature as, competitive with, or related to that of the Employer, (ii) whether any activity of a Participant is harmful to the interest of the Company, and (iii) whether the Participant has willfully engaged in such harmful activity, shall be made by the Board of Directors of the Company after a hearing at which the Participant shall be entitled to be present, and the determination by the Board of Directors shall be final and conclusive; and

       (c) Nothing herein prohibits or restricts the Participant from engaging in Protected Business in the related areas described in Subsection (a) above, making a Protected Investment, or willfully engaging in activity harmful to the interest of the Company (collectively "Activities"), and in the event the Participant chooses to engage in any of such Activities the Company's obligation to make payments hereunder shall forthwith terminate as to payments which might otherwise have become payable to the Participant in respect of the calendar year in which such Activity occurred and to the Participant or the Beneficiary in respect of all calendar years thereafter, but the Participant shall not be obligated to refund to the Company any payments theretofore paid to Participant hereunder. If requested in writing by the Company, the Participant shall, within 30 days after receipt of such request, advise the Company in writing whether the

Participant has or has not engaged in such Activities for a specified calendar year, and the Company shall have no obligation to make a payment in respect of such calendar year until the Company has received such written advice from the Participant.


VI.    Company's   Payment   Obligation   Conditional  On   Participant's
       Availability   for  Advisory  and   Consultative   Services  after
       Severance of Employment.

       (a) It is a further condition of the Company's obligation to make payments hereunder that from the date of the occurrence of an event described in
(b), (c) or (d) of Section 1 of Article IV hereof that shall have given rise to the obligation to pay and until the close of the last calendar year in respect of which the Participant may become entitled to receive payments hereunder, that the Participant, if not physically or mentally disabled, shall, as an independent contractor and upon not less than thirty (30) days prior written notice from the Company, make his or her services available to the Company for such periods of time as may be specified in the notice, as an advisor and consultant with respect to activities of the department or unit of the Employer's business to which the Participant was last assigned, provided, however, that the Participant shall not be obligated to make his or her services available (i) for more than sixty (60) days in the aggregate and for more than twenty (20) consecutive days in any one calendar year, and (ii) during the period December 15 through January 15. The Company shall reimburse the
Participant for reasonable traveling, transportation and living expenses necessarily incurred by the Participant while away from his or her regular place of residence in the performance of such advisory and consultative services for the Company.

       (b) In the event the Participant chooses not to render advisory and consultative services when requested by the Company as provided in Subsection
(a) above, the Company's obligation to make payments hereunder shall forthwith terminate as to payments which might otherwise have become payable to the Participant in respect of the calendar year in which such event occurred and to the Participant or the Beneficiary in respect of all calendar years thereafter, but the Participant shall not be obligated to refund to the Company any payments theretofore paid to Participant hereunder.

VII.   Prepayments.

       Following the occurrence of an event described in Section 1 of Article IV hereof, the Company may, at any time and from time to time, make a prepayment, in whole or in part, of its obligation hereunder in respect of any one or more calendar years and any such prepayment shall be irrevocable and non-refundable.


VIII. Participant's and Beneficiary's Rights Hereunder Are Personal, Nonassignable and Nontransferable.

       1. The right of the Participant or Beneficiary to receive payments hereunder is personal, non-assignable and non-transferable by operation of law or otherwise. The word "otherwise" in the preceding sentence shall include, without limitation, any execution, levy, garnishment, attachment or seizure by any other legal process.

       2. If at the time the Company is to make a payment to the Participant or a Beneficiary hereunder the Participant or Beneficiary is not entitled to receive such payment by reason of non-compliance with the provisions of Section 1 of this Article, the obligation of the Company to make such payment shall forthwith terminate.


IX.    Designation and Identity of Beneficiary.

       1. The Participant may designate a Beneficiary by signing, dating and filing with the Secretary of the Company a written instrument setting forth the name(s) and address(es) of the Beneficiary, and if the Beneficiary be more than one person or entity, describing the allocation of the payment benefit among them. The Participant may change his or her designation of a Beneficiary and thereby revoke a prior designation of a Beneficiary at any time and from time to time by filing a new such written instrument with the Secretary. The Beneficiary named in the last unrevoked designation of Beneficiary so filed by the Participant prior to his or her death shall be the Beneficiary for purposes of this Agreement. In the absence of a designation of Beneficiary by the Participant, or in the event the last written designation of Beneficiary on file with the Secretary has been revoked by the Participant, the Beneficiary shall be as described in Section 8 of Article II of this Agreement.

       2. It is a condition of the Company's obligation to make payments to the Beneficiary hereunder that (a) in making payments the Company may, in its sole and absolute discretion, rely upon signed, written declarations, verifying the identity of a Beneficiary filed with the Secretary of the Company by a person or entity claiming to be such Beneficiary; (b) any payment made by the Company in good faith to any claimant, whether or not such declarations shall have been filed with the Company, shall pro tanto, discharge any obligation the Company might otherwise have to make payment to any and all other actual or possible claimants; (c) any person or entity claiming to be entitled to receive payments hereunder following the death of the Participant shall have recourse only against the person or entity to whom the Company shall have made payment in good faith; and (d) in the event the Company, on advice of counsel, delays payment of any sums becoming due to a Beneficiary by reason of a dispute as to the legitimacy of the claim of such Beneficiary, no interest, penalty or damage shall accrue, become payable by or be assessed against the Company by reason of such delay in payment.


X.     Payment to Minors.

       Any payment to be made by the Company to a person under the age of twenty-one (21) years may be made to such person or to a guardian of the property of such person or to a parent of such person as the Company may, in its sole and absolute discretion, determine. As to any payment becoming due or payable to a person under the age of twenty-one (21) years, the Company may defer such payment until the Company has received notice of the appointment and qualification of a guardian of the property of such person, and no interest, penalty or damage shall accrue, become payable by or be assessed against the Company by reason of such delay in payment.


XI.    Miscellaneous Provisions.

       1. An act or determination by the Board of Directors of the Company or the Employer may be made by a committee of directors, number not less than three, appointed by the Board for such purpose.

       2. Notices shall be sent by registered or certified mail, return receipt requested, to the Participant at the Participant's last address on file with his or her Employer or to such other address as may hereafter be designated by the Participant to the Company, and to the Beneficiary at the address listed in the latest written designation of beneficiary filed with the Company by the Participant or to such other address as may hereafter be designated by the Beneficiary to the Company subsequent to the death of the Participant.

       3. The failure of any party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of any right hereunder, nor shall it deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

       4. This Agreement sets forth the entire understanding of the parties in respect of the subject matter hereof, superseding, and evidencing and confirming the termination of, any and all prior agreements, arrangements or understandings between the parties relating to such subject matter, and neither party has relied on any representations of the other party except as expressly set forth herein. This Agreement may be amended only by a written instrument signed by both parties.

       5. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York, and is subject to all applicable federal, state and municipal laws and regulations now or hereafter in force.

       IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                                                 ------------------------------
                                                           Participant


                                                 Omnicom Group Inc.


                                                 By
                                                 ------------------------------
                                                          President and
                                                     Chief Executive Officer

       Name of Participant:        William G. Tragos
                           --------------------------------
       Date of Birth:  December 29, 1934
                     --------------------------------------
       Date First Commenced Service:  May 26, 1993
                                    -----------------------
       Name of Employer:    TBWA International B.V.
                        -----------------------------------

                                                                   EXHIBIT A TO
                                                               EXECUTIVE SALARY
                                                         CONTINUATION AGREEMENT



                                                                    May 26, 1993

Mr. William G. Tragos
44 Calhoun Drive
Greenwich, Connecticut 06831

Dear Bill:

     In order to induce you to enter into your five-year arrangement with TBWA International B.V. (the "Parent") and remain in the employ of the TBWA Group, TBWA Advertising, Inc. (the "Company") has agreed to provide you with certain retirement payments upon your termination of employment with the TBWA Group. This letter will set forth our agreements as follows:

     1. Retirement Income

     (a) When you cease to be in the employ of the TBWA Group, other than by reason of termination of your employment for cause (as defined below), the Company shall pay you retirement income of $100,000 for each consecutive period of 365 days you are in the continuous employ of a member or members of the TBWA Group on and after the date hereof, up to a maximum of 10 such periods. The first calendar year of payment, if any, of your retirement income shall be the second calendar year following the calendar year in which the event that gave rise to the Company's obligation to make the retirement payments hereunder occurred. If, however, such event is your death, the first calendar year of payment shall be the first calendar year following the calendar year in which your death occurred. Payment of each year's retirement payment shall be made by the Company in each calendar year of payment during the first 90 days of such calendar year.

     (b) For purposes of paragraph 1(a) above, the term "continuous employ of members of the TBWA Group" means consecutive employment by a member or members of the TBWA Group without interruption by reason of self-employment or employment by a third party employer, except as provided in paragraph 1(c)(ii) below.

     (c) You shall be considered to be in the employ of the TBWA Group regardless of absences by reason of:

               (i) sick leave, vacation leave, or other special leave approved by the Parent which does not exceed 6 months, provided you return to work for the TBWA Group not later than the expiration date of the authorized leave of absence; and

               (ii) time spent in the service of others at the request of, or with the approval of, the Parent, provided you return to work for the TBWA Group within 15 days following cessation of work for such other party.

     (d) As used in this Agreement, the term "cause" shall mean your misconduct involving willful malfeasance, such as breach of trust, fraud or dishonesty. All determinations of "cause" shall be made by the Board of Directors of the Parent, after a hearing at which you shall be present, and the determination by the Board of Directors shall be final and conclusive.

     2. Payment to Beneficiary

     In the event you die while in the employ of the TBWA Group or prior to your receipt of all retirement payments due to you under paragraph 1(a) above, the Company shall be obligated to make an annual payment to your Beneficiary (as defined below) in the same manner and to the same extent as provided in paragraph 1(a). Your "Beneficiary" shall mean any person, persons, entity or entities designated in writing by you to the Company to receive payment, if any, to be made hereunder following your death, and in the absence of such designation, means (i) your surviving spouse, while living, and (ii) if there be no surviving spouse or upon the death of the surviving spouse, then to your estate.

     3.   Company's   Payment   Obligation   Conditional   on  Refraining   from
          Competitive and Harmful Activities After Severance of Employment

     It is a condition of the Company's obligation to make payments under this Agreement that from the date you cease to be employed by the TBWA Group until the close of the last calendar year in respect of which you may become entitled to receive payments hereunder:

     (a) that you shall not, directly or indirectly, engage in, nor become employed by or otherwise associated with any persons or entities engaged in, business of the same nature as or competitive with the business engaged in, at the time of your severance of employment with the TBWA Group ("Protected Business") in (i) the United States and (ii) any other country in which at the time of your severance of employment any member of the TBWA Group is then conducting business; and you shall not make any financial investment, direct or indirect, in any sole proprietorship or entity engaged in the same business as that of the TBWA Group at the time of your severance of employment ("Protected Investment"), provided nothing herein shall prohibit the purchase of less than a controlling interest in publicly traded securities of any such entity for bona fide investment only; and

     (b) that you shall not willfully engage in any activity which is harmful to the interest of the TBWA Group.

     The determination of (i) whether a business is of the same nature as, competitive with, or related to that of the TBWA Group, (ii) whether any activity of yours is harmful to the interest of the TBWA Group, and (iii) whether you have willfully engaged in such harmful activity, shall be made by the Board of Directors of the Parent after a hearing at which you shall be entitled to be present, and the determination by the Board of Directors shall be final and conclusive; and

     (c) Nothing herein prohibits or restricts you from engaging in Protected Business in the related areas described in paragraph 3(a) above, making a Protected Investment, or willfully engaging in activity harmful to the interest of the TBWA Group (collectively "Activities"), and in the event you choose to engage in any of such Activities the Company's obligation to make payments hereunder shall forthwith terminate as to payments which might otherwise have become payable to you in respect of the calendar year in which such Activity occurred and to you or your Beneficiary in respect of all calendar years thereafter, but you shall not be obligated to refund to the Company any payments theretofore paid to you hereunder. If requested in writing by the Company, you shall, within 30 days after receipt of such request, advise the Company in writing whether you have or have not engaged in such Activities for a specified calendar year, and the Company shall have no obligation to make a payment in respect of such calendar year until the Company has received such written advice from you.

     4. Company's Payment Obligation Conditional on Availability for Advisory and Consultative Services after Severance of Employment

     (a) It is a further condition of the Company's obligation to make payments under this Agreement that from the date you cease to be employed by the TBWA Group until the close of the last calendar year in respect of which you may become entitled to receive payments hereunder, that you, if not physically or mentally disabled, shall, as an independent contractor and upon not less than 30 days prior written notice from the Company, make your services available to the Company for such periods of time as may be specified in the notice, as an advisor and consultant with respect to activities of the TBWA Group, provided, however, that you shall not be obligated to make your services available (i) for more than 20 days in the aggregate and for more than 3 consecutive days in any one calendar year, and (ii) during the period December 15 through January 15. The Company shall reimburse you for reasonable traveling, transportation and living expenses necessarily incurred by you while away from your regular place of residence in the performance of such advisory and consultative services for the Company.

     (b) In the event you choose not to render advisory and consultative services when requested by the Company as provided in paragraph 4(a) above, the Company's obligation to make payments hereunder shall forthwith terminate as to payments which might otherwise have become payable to you in respect of the calendar year in which such event occurred and to you or your the Beneficiary in respect of all calendar years thereafter, but you shall not be obligated to refund to the Company any payments theretofore paid to you hereunder.

     5. Designation of Beneficiary

     (a) Your right or your Beneficiary's right to receive payments hereunder is personal, non-assignable and non-transferable by operation of law or otherwise. The word "otherwise" in the preceding sentence shall include, without limitation, any execution, levy, garnishment, attachment or seizure by any other legal process. If at the time the Company is to make a payment to you or your Beneficiary, you or Beneficiary is not entitled to receive such payment by reason of non-compliance with the foregoing agreement, the obligation of the

Company to make such payment shall forthwith terminate.

     (b) You may designate a Beneficiary by signing, dating and filing with the Secretary of the Company a written instrument setting forth the name(s) and address(es) of the Beneficiary, and if the Beneficiary be more than one person or entity, describing the allocation of the payment benefit among them. You may change your designation of a Beneficiary and thereby revoke a prior designation of a Beneficiary at any time and from time to time by filing a new such written instrument with the Secretary. The Beneficiary named in the last unrevoked designation of Beneficiary so filed by you prior to your death shall be the Beneficiary for purposes of this Agreement. In the absence of a designation of Beneficiary by you, or in the event the last written designation of Beneficiary on file with the Secretary has been revoked by you, the Beneficiary shall be as described in paragraph 2 of this Agreement. It is a condition of the Company's obligation to make payments to the Beneficiary hereunder that (i) in making payments the Company may, in its sole and absolute discretion, rely upon signed, written declarations, verifying the identity of a Beneficiary filed with the Secretary of the Company by a person or entity claiming to be such Beneficiary;
(ii) any payment made by the Company in good faith to any claimant, whether or not such declarations shall have been filed with the Company, shall pro tanto, discharge any obligation the Company might otherwise have to make payment to any and all other actual or possible claimants; (iii) any person or entity claiming to be entitled to receive payments hereunder following your death shall have recourse only against the person or entity to whom the Company shall have made payment in good faith; and (iv) in the event the Company, on advice of counsel, delays payment of any sums becoming due to a Beneficiary by reason of a dispute as to the legitimacy of the claim of such Beneficiary, no interest, penalty or damage shall accrue, become payable by or be assessed against the Company by reason of such delay in payment.

     (c) Any payment to be made by the Company to a person under the age of 21 years may be made to such person or to a guardian of the property of such person or to a parent of such person as the Company may, in its sole and absolute discretion, determine. As to any payment becoming due or payable to a person under the age of 21 years, the Company may defer such payment until the Company has received notice of the appointment and qualification of a guardian of the property of such person, and no interest, penalty or damage shall accrue, become payable by or be assessed against the Company by reason of such delay in payment.

     6. Miscellaneous

     (a) An act or determination by the Board of Directors of the Parent may be made by a committee of directors, in number not less than three, appointed by the Board for such purpose.

     (b) Nothing herein contained shall be deemed to give you the right to remain in the employ of the Company or another member of the TBWA Group or to interfere with the right of Parent or any other member of the TBWA Group to terminate your employment at any time, nor to give the Parent or any other member of the TBWA Group the right to require you to remain in its employ or to interfere with your right to terminate employment at any time.

     (c) Notices shall be sent by registered or certified mail, return receipt requested, to you at your last address on file with the Company or to such other address as may hereafter be designated by you to the Company, and to the Beneficiary at the address listed in the latest written designation of the

Beneficiary filed with the Company by you or to such other address as may hereafter be designated by the Beneficiary to the Company subsequent to your death.

     (d) The failure of any party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of any right hereunder, nor shall it deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

     (e) This Agreement sets forth the entire understanding of the parties in respect of the subject matter hereof, superseding, and evidencing and confirming the termination of, any and all prior agreements, arrangements or understandings between the parties relating to such subject matter, and neither party has relied on any representations of the other party except as expressly set forth herein. This Agreement, however, is not intended to revoke or limit any other written agreement you may have with the Company or any other members of the TBWA Group relating to retirement benefits. This Agreement may be amended only by a written instrument signed by both parties.

     (f) This Agreement shall be construed and interpreted in accordance with the laws of the State of New York, and is subject to all applicable federal, state and municipal laws and regulations now or hereafter in force.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.



                                  ------------------------------------------
                                               William G. Tragos

                                  TBWA ADVERTISING, INC.

                              By:
                                  ------------------------------------------